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                                                                    EXHIBIT 99.1



                        CIVITAS REFINANCES CORPORATE DEBT

FRANKLIN, Tenn. (January 3, 2006) - Civitas BankGroup (OTC:CVBG) has refinanced corporate debt through the issuance of trust preferred securities in a series of transactions completed on December 29, 2005.

The company issued $13 million in new trust preferred securities, which were sold to institutional investors. The proceeds were used to redeem approximately $8 million in previously issued trust preferred securities that were called to take advantage of lower interest rates and to repay approximately $4.5 million in existing corporate debt. The company's $4 million of trust preferred securities issued July 31, 2001 remain outstanding.

"This refinancing of our debt is a significant event," commented Richard E. Herrington, President of Civitas BankGroup. "We have lowered our annual interest costs, replaced amortizing debt with long-term mezzanine capital, and strengthened our capital base to provide a foundation for future growth."

Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. The company also owns 50% of Nashville's Insurors Bank and 50% of the Murray Bank in Murray, Kentucky.

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, DECISIONS OF REGULATORY AGENCIES REGARDING THE REDEMPTION AND ISSUANCE OF TRUST PREFERRED SECURITIES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.